                                                                     EXHIBIT 3.9


                                     BYLAWS
                                       OF
                         SEARCH FINANCIAL SERVICES INC.


                                   ARTICLE I

                                    OFFICES

         Section 1. REGISTERED OFFICE. The initial registered office of Search Capital Group, Inc. (the "Company") shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

         Section 2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.


                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. MEETINGS. All meetings of the stockholders for the election of Directors shall be held at the principal office of the Company, or at such other place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date in each fiscal year of the Company as the Board of Directors shall select, if not a legal holiday, and if a legal holiday, then on the next secular day following, at which meeting the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

         Section 3. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present. The Board of Directors may fix in


                                                                  Amended 5/1/97
advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held shall be the record date.

         Section 4.  SPECIAL MEETINGS.   Special meetings of the stockholders,
for any purpose or purposes, unless otherwise prescribed by the Act, or by the Certificate of Incorporation, or by these Bylaws (herein, as each of them may be amended from time to time), may be called by the Chairman of the Board, the President or the Board of Directors, or shall be called by the Chairman of the Board, the President or secretary at the request in writing of the holders of not less than one-half of the votes which all stockholders are entitled to cast at the particular meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

         Section 5. NOTICE. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each stockholder or record entitled to vote at the meeting.

         Section 6. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of one-half of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business; provided however that the presence in person or by proxy of the holders of two- thirds of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the purposes of removal of one or more Directors or revision of these Bylaws as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If, however such required quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which the required quorum shall be present or represented, the business which was the item or items for which the adjournment occurred may be considered and voted upon.

         Section 7. VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or by these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized

BYLAWS - PAGE 2
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 8. PROXY. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, or by his duly authorized attorney in fact, and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Company prior to or at the time of the meeting.

         A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.

         Section 9. ACTION BY CONSENT. Any action required or permitted by the Act, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Company may be taken without such a meeting if (i) a consent(s) in writing (the "Consent Form"), setting forth the action so taken, shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) such Consent Form(s) is delivered to the Company at its registered office in Delaware or at its principal place of business or to an officer or agent of the Company having custody of the minute book. Provided however that for such consents to be binding the Company must have received, no less than 120 days prior to the date the Consent Forms are mailed, the proposing stockholder's description of the proposed item or items for which written consent is solicited and the Board of Directors after such respect established a record date to determine stockholders of record to vote on the proposed item(s) by written consent.

         Section 10. NOTICE OF STOCKHOLDER PROPOSAL. (a) At an Annual Meeting, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the Annual Meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of the Company who complies with the notice procedures set forth in this Section of these Bylaws. For a proposal to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the scheduled Annual Meeting, regardless of any postponements, deferrals of adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public





BYLAWS - PAGE 3
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
disclosure of the data of the scheduled Annual Meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before that Annual Meeting (i) a brief description of the proposal desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,
(iii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholder known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

         (b) If the presiding officer of the Annual Meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the Annual Meeting and any such proposal shall not be acted upon at the Annual Meeting.

         (c) This provision shall not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such Annual Meeting unless stated, filed and resolved as herein provided.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. BOARD OF DIRECTORS. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) Directors, the exact number of which shall be fixed by resolution of the Board of Directors from time to time, none of whom need be stockholders or residents of the State of Delaware. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders of the Company to be held in 1989, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1990, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1991, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders of the Company, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors shall be elected at the annual meeting of stockholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.





BYLAWS - PAGE 4
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97

         Section 3. VACANCIES. Newly created directorships resulting from any increase in the authorized directorships resulting from any increase in the authorized number of directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, and each successor Director so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successors shall be elected and qualified.

         Section 4. REMOVAL OF DIRECTORS. At any annual meeting of the stockholders of the Company, any one or more of the Directors elected by the shareholders may be removed for cause by an affirmative vote of a majority in number of shares of the stockholders present in person or by proxy and entitled to vote at such meeting, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting. The term "cause" is defined as the conviction of a felony or the adjudication by a court of gross negligence or gross misconduct in the performance of the director's duties.

         Section 5. NOMINATION OF DIRECTORS. Nominations of candidates for election as directors at any annual meeting of stockholders may be made by the Board of Directors or by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Article shall be eligible for election as directors at an annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Article. To be timely a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company's stock which are beneficially owned by such person on the date of such stockholder notice and
(d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D and 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (b) the class and number of shares of the Company's stock which are beneficially owned by such stockholder on the date of such stockholder notice and beneficially owned by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

         No person shall be elected as a director of the Company unless nominated in accordance with the procedures set forth in this Article. Ballots bearing the names of all persons who have





BYLAWS - PAGE 5
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
been nominated for election as directors at an annual meeting in accordance with the procedures set for in this Article shall be provided for use at the annual meeting.

         The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article in any material respect, the Secretary of the Company shall promptly notify such stockholder of the deficiency of the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days, from the date such deficiency notice is given to the stockholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Article in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Company shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Article. Notwithstanding the procedures set forth in this Article, if the Board of Directors does not make a determination as to the validity of any nominations by a stockholder, the presiding officer of the meeting to which the nominations relate shall determine and declare at such meeting whether a nomination was made in accordance with the terms of this Article. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article, he shall so declare at the annual meeting and the defective nomination shall be disregarded.


                                   ARTICLE IV

                             MEETINGS OF THE BOARD

         Section 1. MEETINGS. The Directors of the Company may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

         Section 2. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the Directors then elected and servicing such time or place shall be changed.

         Section 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on oral or written notice to each Director, given personally, or by telephone, or by telegram, or by mail; special meetings shall be called by the Chairman of the Board or the President or Secretary in like manner and on like notice on the





BYLAWS - PAGE 6
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
written request of two Directors. The purpose of any special meeting shall be specified in the notice or any waiver of notice.

         Section 5. QUORUM. At all meetings of the Board of Directors the presence of a majority of the number of Directors then constituting the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 6. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of two (2) or more Directors of the Company, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors as a whole is expressly required by the Act or by the Certificate of Incorporation, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the entire Board of Directors. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 7. OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board, designate other committees, each committee to consist of two (2) or more Directors of the Company, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

         Section 8. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors, may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or the Executive Committee or such other committee, as the case may be and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

         Section 9. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.





BYLAWS - PAGE 7
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97

                                   ARTICLE V

                               NOTICE OF MEETINGS

         Section 1. FORM OF NOTICE. Whenever under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, written notice is required to be given to any Director or stockholder, and no provision is made as to how such written notice shall be given; such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Company. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mails as aforesaid.

         Section 2. WAIVER. Whenever any notice is required to be given to any stockholder or Director of the Company, under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before of after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

         Section 3. TELEPHONE MEETINGS. Stockholders, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such stockholders, Board of Directors or committee designated by the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                   ARTICLE VI

                                    OFFICERS

         Section 1. OFFICERS OF THE COMPANY. The officers of the Company shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Chairmen and a Controller and one or more of the following: Senior Executive Vice President, Executive Vice President, Senior Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer and Assistant Controller. Any two or more offices may be held by the same person.

         Section 2. ELECTION OF OFFICERS. At the first meeting of the Board of Directors after each annual meeting of stockholders, the Board of Directors shall elect the officers of the Company. From time to time, the Board of Directors may elect such other officers and agents as it deems necessary.

         Section 3. SALARIES. The salaries of all officers and agents of the Company shall be fixed by, or in the manner determined by, the Board of Directors or, if authorized by the Board of Directors, the Executive Committee or the Compensation Committee.





BYLAWS - PAGE 8
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97

         Section 4. TERM OF OFFICE AND REMOVAL. Each officer of the Company shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the Chief Executive Officer of the Company and shall, subject to the overall direction and supervision of the Board of Directors, in general, supervise and control all of the business and affairs of the Company. The Chairman of the Board shall perform such other duties, and may exercise such other powers, as are from time to time prescribed by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.

         Section 6. VICE CHAIRMAN. The Vice Chairman or Vice Chairmen shall assist the Chairman and perform such duties, and have such authority and responsibilities, as shall be assigned to or required of him, her or them from time to time by the Chairman of the Board or the Board of Directors.

         Section 7. PRESIDENT. The President shall be the Chief Operating Officer of the Company and shall, subject to the overall direction and supervision of the Board of Directors and the Chairman of the Board, in general, be responsible for the active direction of the daily business of the Company. The President shall perform such other duties, and may exercise such other powers, as are from time to time prescribed by the Board of Directors or the Chairman of the Board. In the absence or disability of the President, his or her duties shall be performed by such Vice President as the Chairman of the Board or the Board of Directors may designate. In case of the disability of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board, unless otherwise determined by the Board of Directors.

         Section 8. VICE PRESIDENTS. Each Vice President shall perform such duties, and may exercise such powers, as are from time to time prescribed by the Board of Directors, the Chairman of the Board or the President. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

         An Assistant Vice President shall perform such duties as may be prescribed by the Chairman of the Board, the President or any Vice President.

         Section 9. SECRETARY. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties, and may exercise such powers, as are from time to time prescribed by the Board of Directors, the





BYLAWS - PAGE 9
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97

Chairman of the Board or the President. The Secretary shall keep in safe custody the seal of the Company.

         Section 10. ASSISTANT SECRETARIES. Each Assistant Secretary shall have perform such duties, and may exercise such powers, as are from time to time prescribed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

         Section 11. TREASURER. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Company and shall deposit all moneys and other valuable effects in the name and to credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chairman of the Board and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties, and may exercise such other powers, as are from time to time prescribed by the Board of Directors, the Chairman of the Board or the President.

         Section 12. ASSISTANT TREASURERS. Each Assistant Treasurer shall perform such duties, and may exercise such powers, as are from time to time prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

         Section 13. CONTROLLER. The Controller shall share with the Treasurer responsibility for the financial and accounting books and records of the Company, shall report to the Treasurer, and shall perform such other duties, and may exercise such other powers, as are from time to time prescribed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

         Section 14. BONDING. If required by the Board of Directors, all or certain of the officers shall give the Company a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property whatever kind in their possession or under their control belonging to the Company.


                                  ARTICLE VII

                             CERTIFICATES OF SHARE

         Section 1. FORM OF CERTIFICATES. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled shall be delivered to each stockholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the Company as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Company or a facsimile thereof. If any certificate is countersigned by a transfer





BYLAWS - PAGE 10
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Company or an employee of the Company, the signatures of the Company's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been issued on such certificate or certificates, shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereof had not ceased to be such officer or officers of the Company.

         Section 2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

         Section 3. TRANSFER OF SHARES. Upon surrender to the Company or a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereat, cancel the old certificate and record the transaction upon its books.

         Section 4. REGISTERED STOCKHOLDERS. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. Dividends upon the outstanding shares of the Company, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Company, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, which record date shall not precede the date upon which the date shall not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.





BYLAWS - PAGE 11
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97

         Section 2. RESERVES. There may be created by resolution of the Board of Directors out of the earned surplus of the Company such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for such other purpose as the Directors shall think beneficial to the Company, and the Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

         Section 4. SEAL. The Company shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Company shall have authority to affix the seal to any document requiring it.

         Section 5. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the Company.

         Section 6. CHECKS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons at the Board of Directors may from time to time designate.


                                   ARTICLE IX

                                   INDEMNITY

         Section 1. INDEMNIFICATION. The Company shall indemnify any person who was or is a party, or threatened to be made a party, to any suit or proceeding, by reason of the fact that he or she is or was an authorized representative of the Company (the "Indemnified Party"), for the specified liabilities and expenses as set forth in Section 2. of this Article, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. The indemnification of a party, contained in the first sentence of this Section, shall not apply if the Board of Directors, by a vote of the majority of those present at any meeting of the Board of Directors, elect to exclude such person from this indemnification provision.

         Section 2. LIABILITIES AND EXPENSES COVERED BY INDEMNIFICATION. Liabilities and expenses covered by indemnification shall include, but shall not be limited to, legal fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by the Indemnified Party. Any reasonable expense incurred by the Indemnified Party with respect to defending any claim, action, suit or proceeding may be advanced prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such





BYLAWS - PAGE 12
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97
amount if it shall ultimately be determined that he is not entitled to indemnification under the provisions of this Article IX and applicable Delaware Law.

         Section 3. INDEMNIFICATION ADDITIONAL TO OTHER RIGHTS. The rights of indemnification provided for in this Article IX shall be in addition to any rights to which any such Director, officer or employee may be entitled under any agreement vote of stockholders, the Certificate of Incorporation, or as a matter of law or otherwise.


                                   ARTICLE X

                                     BYLAWS

         Section 1. AMENDMENTS. Except for this Article X, Section 1, these Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the a majority of the total number of directors constituting the Board of Directors, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting.





BYLAWS - PAGE 13
SEARCH FINANCIAL SERVICES INC.                                    Amended 5/1/97